                            Exhibit 99(a)
                Union Pacific Corporation Thrift Plan

Financial Statements and Supplemental Information by Fund for the Years Ended
             December 31, 1994 and 1993 and Independent
                          Auditors' Report

                UNION PACIFIC CORPORATION THRIFT PLAN
                    INDEX TO FINANCIAL STATEMENTS



                                                               Page
                                                             ---------

Independent Auditors' Report . . . . . . . . . . . . . . .      F-2

Financial Statements:

     Statement of Net Assets Available for Benefits, with
          Supplemental Information by Fund as of
          December 31, 1994. . . . . . . . . . . . . . . .   F-3 -  F-4

     Statement of Net Assets Available for Benefits, with
          Supplemental Information by Fund as of
          December 31, 1993. . . . . . . . . . . . . . . .   F-5 -  F-6

     Statement of Changes in Net Assets Available for
          Benefits, with Supplemental Information by Fund
          for the year ended December 31, 1994 . . . . . .   F-7 -  F-8

     Statement of Changes in Net Assets Available for
          Benefits, with Supplemental Information by Fund
          for the year ended December 31, 1993 . . . . . .   F-9 - F-10

     Notes to Financial Statements . . . . . . . . . . . .   F-11- F-15


Supplemental schedules required by the Employee
     Retirement Income Security Act of 1974 are disclosed separately in Master Trust reports filed with the Department of Labor

 INDEPENDENT AUDITORS' REPORT
 ----------------------------


 Union Pacific Corporation Thrift Plan:



 We have audited the accompanying statements of net assets available for benefits of Union Pacific Corporation Thrift Plan (the "Plan") as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

 Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of the individual funds. The supplemental information by fund is the responsibility of the Plan's management. Such Supplemental Information by fund has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



 DELOITTE & TOUCHE LLP

 New York, New York
 May 12, 1995

                                                                              Page 1 of 2


                                 UNION PACIFIC CORPORATION THRIFT PLAN

                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                 WITH SUPPLEMENTAL INFORMATION BY FUND

                                           December 31, 1994



                                                                     SUPPLEMENTAL INFORMATION BY FUND
                                                           ----------------------------------------------------

                                                                                                     Company
                                          Total               Company        Equity       Fixed       Stock
                                           Plan                Stock          Index       Income     (PAYSOP)
                                          -----               -------        ------       ------     --------
ASSETS:
Investments at Fair Value
  (Note 3).........................     $283,266,602      $102,059,840   $49,774,728  $75,208,910    $5,759,604
Accounts Receivable:
  Accrued Interest and Dividends...          989,836           937,375            --           --        52,461
                                        ------------      ------------   -----------  -----------    ----------

     Total Assets..................      284,256,438      102,997,215    49,774,728    75,208,910     5,812,065
                                        ------------     ------------   -----------   -----------    ----------

Net Assets Available
  for Benefits.....................     $284,256,438     $102,997,215   $49,774,728   $75,208,910    $5,812,065
                                        ============     ============   ===========   ===========    ==========


The accompanying notes to financial statements are an integral part of these statements.



                                                                                                Page 2 of 2

                                 UNION PACIFIC CORPORATION THRIFT PLAN

                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                 WITH SUPPLEMENTAL INFORMATION BY FUND

                                           December 31, 1994


                                                               SUPPLEMENTAL INFORMATION BY FUND
                                          -------------------------------------------------------------------

                                           Loan                     U.S.    International   Bond
                                           Fund      Wellington    Growth      Growth       Index
                                           ----      ----------    ------   -------------   -----
ASSETS:

Investments at Fair Value
  (Note 3).........................     $14,948,471 $12,978,916  $4,488,203   $15,952,683 $2,095,247

Accounts Receivable:
  Accrued Interest and Dividends...              --          --          --            --         --
                                        ----------- -----------  ----------   ----------- ----------

     Total Assets..................      14,948,471  12,978,916   4,488,203    15,952,683  2,095,247
                                        ----------- -----------  ----------   ----------- ----------

Net Assets Available
  for Benefits.....................     $14,948,471 $12,978,916  $4,488,203   $15,952,683 $2,095,247
                                        =========== ===========  ==========   =========== ==========


The accompanying notes to financial statements are an integral part of these statements.



                                                                                          Page 1 of 2


                                 UNION PACIFIC CORPORATION THRIFT PLAN

                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                 WITH SUPPLEMENTAL INFORMATION BY FUND

                                           December 31, 1993



                                                                     SUPPLEMENTAL INFORMATION BY FUND
                                                            ------------------------------------------------------
                                                                                                  Company
                                          Total             Company        Equity      Fixed       Stock
                                           Plan              Stock          Index      Income     (PAYSOP)
                                          -----             -------        ------      ------     --------
ASSETS:

Investments at Fair Value
  (Note 3).........................     $299,905,154     $107,421,068   $51,378,881 $89,408,145    $8,016,614

Accounts Receivable:
  Accrued Interest and Dividends...          718,119          667,851            --          --        50,268
                                        ------------     ------------   ----------- -----------    ----------

     Total Assets..................      300,623,273      108,088,919    51,378,881  89,408,145     8,066,882
                                        ------------     ------------   ----------- -----------    ----------

Net Assets Available
  for Benefits.....................     $300,623,273     $108,088,919   $51,378,881 $89,408,145    $8,066,882
                                        ============     ============   =========== ===========    ==========


The accompanying notes to financial statements are an integral part of these statements.



                                                                                          Page 2 of 2

                                 UNION PACIFIC CORPORATION THRIFT PLAN

                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                 WITH SUPPLEMENTAL INFORMATION BY FUND

                                           December 31, 1993



                                                            SUPPLEMENTAL INFORMATION BY FUND
                                          ---------------------------------------------------------------
                                           Loan                       U.S.     International    Bond
                                           Fund       Wellington     Growth       Growth        Index
                                           ----       ----------     ------    -------------    -----
ASSETS:

Investments at Fair Value
  (Note 3).........................     $14,839,589  $11,232,599   $3,339,795    $11,785,693  $2,482,770

Accounts Receivable:
  Accrued Interest and Dividends...              --           --           --             --          --
                                        -----------  -----------   ----------    -----------  ----------

     Total Assets..................      14,839,589   11,232,599    3,339,795     11,785,693   2,482,770
                                        -----------  -----------   ----------    -----------  ----------

Net Assets Available
  for Benefits.....................     $14,839,589  $11,232,599   $3,339,795    $11,785,693  $2,482,770
                                        ===========  ===========   ==========    ===========  ==========


The accompanying notes to financial statements are an integral part of these statements.


<CAPTION

                                                                                      Page 1 of 2


                                 UNION PACIFIC CORPORATION THRIFT PLAN

                       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                 WITH SUPPLEMENTAL INFORMATION BY FUND

                                      Year Ended December 31, 1994

                                                              SUPPLEMENTAL INFORMATION BY FUND
                                                      -----------------------------------------------
                                                                                             Company
                                          Total          Company      Equity      Fixed       Stock
                                           Plan           Stock        Index      Income     (PAYSOP)
                                          -----          -------      ------      ------     --------
Investment Income:

  Dividend Income:
    Union Pacific Corporation
     Common Stock..................     $  3,417,007 $  3,212,054 $        --   $       --   $ 204,953

    Other..........................        2,515,426           --   1,668,928           --          --

  Interest Income..................        6,435,803       61,317          --    5,267,929       3,459
                                        ------------ ------------ -----------  -----------    ----------
                                          12,368,236    3,273,371   1,668,928    5,267,929     208,412
Net Appreciation (Depreciation)
  in Fair Value of Investments
  (Note 3).........................      (39,415,374) (32,085,842)   (959,936)  (3,241,638) (2,132,097)

Net Transfers Among Funds..........               --   20,747,102  (5,373,456) (17,691,367)         --

Contributions by:
  Participants.....................       17,333,706    5,574,134   3,792,772    4,372,834          --

  Company (Net of Forfeitures-
    Note 1)........................        6,283,322    2,174,240   1,350,127    1,587,864          --

Distributions to Participants......      (12,936,725)  (4,774,709) (2,082,588)  (4,494,857)   (331,132)

Net Transfer of Assets from (to)
  the Union Pacific Resources
  Thrift Plan......................               --           --          --           --          --
                                        ------------ ------------ -----------  -----------  ----------
Net Increase (Decrease)............      (16,366,835)  (5,091,704) (1,604,153) (14,199,235) (2,254,817)

Net Assets Available for Benefits
  at Beginning of Year.............      300,623,273  108,088,919  51,378,881   89,408,145   8,066,882
                                        ------------ ------------ -----------  -----------  ----------
Net Assets Available for Benefits
  at End of Year...................     $284,256,438 $102,997,215 $49,774,728  $75,208,910  $5,812,065
                                        ============ ============ ===========  ===========  ==========

The accompanying notes to financial statements are an integral part of these statements.



                                                                                            Page 2 of 2

                                 UNION PACIFIC CORPORATION THRIFT PLAN

                       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                 WITH SUPPLEMENTAL INFORMATION BY FUND

                                      Year Ended December 31, 1994

                                                    SUPPLEMENTAL INFORMATION BY FUND
                                          -------------------------------------------------------
                                           Loan                     U.S.   International    Bond
                                           Fund      Wellington    Growth      Growth       Index
                                           ----      ----------    ------   -------------   -----
Investment Income:

  Dividend Income:
    Union Pacific Corporation
     Common Stock..................     $    --     $        --  $       --   $        --  $      --

    Other..........................          --         586,064      52,039       208,395         --

  Interest Income..................         963,426          --          --            --    139,672
                                        ----------- -----------  ----------   ----------- ----------
                                            963,426     586,064      52,039       208,395    139,672
Net Appreciation (Depreciation)
  in Fair Value of Investments
  (Note 3).........................              --    (673,682)     83,621      (200,197)  (205,603)

Net Transfers Among Funds..........        (520,198)    384,065     506,580     2,596,055   (648,781)

Contributions by:
  Participants.....................              --   1,398,161     493,478     1,430,995    271,332

  Company (Net of Forfeitures-
    Note 1)........................              --     447,233     162,284       468,917     92,657

Distributions to Participants......        (334,346)   (395,524)   (149,594)     (337,175)   (36,800)

Net Transfer of Assets from (to)
  the Union Pacific Resources
  Thrift Plan......................              --          --          --            --         --
                                        ----------- -----------  ----------   ----------- ----------
Net Increase (Decrease)............         108,882   1,746,317   1,148,408     4,166,990   (387,523)

Net Assets Available for Benefits
  at Beginning of Year.............      14,839,589  11,232,599   3,339,795    11,785,693  2,482,770
                                        ----------- -----------  ----------   ----------- ----------
Net Assets Available for Benefits
  at End of Year...................     $14,948,471 $12,978,916  $4,488,203   $15,952,683 $2,095,247
                                        =========== ===========  ==========   =========== ==========

The accompanying notes to financial statements are an integral part of these statements.




                                                                                  Page 1 of 2

                                 UNION PACIFIC CORPORATION THRIFT PLAN

                       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                 WITH SUPPLEMENTAL INFORMATION BY FUND

                                      Year Ended December 31, 1993

                                                             SUPPLEMENTAL INFORMATION BY FUND
                                                      --------------------------------------------
                                                                                          Company
                                          Total       Company      Equity      Fixed       Stock
                                           Plan        Stock        Index      Income     (PAYSOP)
                                          -----       -------      ------      ------     --------
Investment Income:

  Dividend Income:
    Union Pacific Corporation
     Common Stock..................   $  2,750,403  $ 2,557,875  $       --  $        --    $  192,528

    Other..........................      2,175,536           --   1,464,712           --            --

  Interest Income..................      7,712,604       29,356          --    6,530,304         2,964
                                       -----------   ----------  ----------    ---------     ----------
                                        12,638,543    2,587,231   1,464,712    6,530,304       195,492
Net Appreciation (Depreciation)
  in Fair Value of Investments
  (Note 3).........................     14,136,960    7,944,187   3,436,532      173,577       528,567

Net Transfers Among Funds..........             --   (6,530,041) (6,196,004)  (3,875,336)           --

Contributions by:
  Participants.....................     16,652,997    5,557,937   4,212,638    5,001,785            --

  Company (Net of Forfeitures-
    Note 1)........................      6,164,034    2,210,589   1,518,354    1,815,602            --

Distributions to Participants......    (11,032,945)  (4,153,904) (1,999,230)  (4,091,505)     (298,720)

Net Transfer of Assets from (to)
  the Union Pacific Resources
  Thrift Plan......................        228,750         (663)     83,829      142,208         4,677
                                      ------------  -----------  ----------  -----------    ----------
Net Increase.......................     38,788,339    7,615,336   2,520,831    5,696,635       430,016

Net Assets Available for Benefits
  at Beginning of Year.............    261,834,934  100,473,583  48,858,050   83,711,510     7,636,866
                                      ------------  -----------  ----------  -----------    ----------
Net Assets Available for Benefits
  at End of Year...................   $300,623,273 $108,088,919 $51,378,881  $89,408,145    $8,066,882
                                      ============ ============ ===========  ===========    ==========

The accompanying notes to financial statements are an integral part of these statements.




                                                                                 Page 2 of 2

                                 UNION PACIFIC CORPORATION THRIFT PLAN

                       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                 WITH SUPPLEMENTAL INFORMATION BY FUND

                                      Year Ended December 31, 1993

                                                         SUPPLEMENTAL INFORMATION BY FUND
                                          -------------------------------------------------------
                                           Loan                     U.S.    International   Bond
                                           Fund      Wellington    Growth      Growth       Index
                                           ----      ----------    ------   -------------   -----
Investment Income:

  Dividend Income:
    Union Pacific Corporation
     Common Stock..................     $        -- $        --  $       --   $        -- $       --

    Other..........................              --     571,221      45,906        93,697         --

  Interest Income..................         984,452          --          --            --    165,528
                                        ----------- -----------  ----------   ----------- ----------
                                            984,452     571,221      45,906        93,697    165,528
Net Appreciation (Depreciation)
  in Fair Value of Investments
  (Note 3).........................              --     289,564     (53,324)    1,799,615     18,242

Net Transfers Among Funds..........         326,717   6,297,673     857,138     8,574,277    545,576

Contributions by:
  Participants.....................              --     781,232     459,582       441,433    198,390

  Company (Net of Forfeitures-
    Note 1)........................              --     255,561     148,806       145,158     69,964

Distributions to Participants......        (271,487)   (149,370)    (59,654)       (9,075)        --

Net Transfer of Assets from (to)
  the Union Pacific Resources
  Thrift Plan......................              --          --        (635)           --       (666)
                                        ----------- -----------  ----------   ----------- ----------
Net Increase.......................       1,039,682   8,045,881   1,397,819    11,045,105    997,034

Net Assets Available for Benefits
  at Beginning of Year.............      13,799,907   3,186,718   1,941,976       740,588  1,485,736
                                        ----------- -----------  ----------   ----------- ----------
Net Assets Available for Benefits
  at End of Year...................     $14,839,589 $11,232,599  $3,339,795   $11,785,693 $2,482,770
                                        =========== ===========  ==========   =========== ==========

The accompanying notes to financial statements are an integral part of these statements.


                    UNION PACIFIC CORPORATION THRIFT PLAN

                        NOTES TO FINANCIAL STATEMENTS


 1. Description of Plan
    -------------------
 The following description of the Union Pacific Corporation Thrift Plan (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

 General - The Plan was adopted in October 1973 by the Board of Directors of Union Pacific Corporation (the "Company") and approved by its stockholders in May 1974. Under the terms of the Plan, non-agreement employees generally become eligible to participate in the Plan after completing twelve months continuous service and working at least 1,000 hours. Effective July 1, 1992, the Plan added the following four investment options: the Vanguard/Wellington Fund ("Wellington"), Vanguard U.S. Growth Portfolio ("U.S. Growth"), Vanguard International Growth Portfolio (International Growth"), and the Total Bond Market ("Bond Index").

 Contributions - The Company contributes to the Plan on behalf of each participant an amount equal to 50% of the participant's contribution with such Company contribution limited to 3% of the participant's base salary. The Plan meets the requirements of section 401(k) of the Internal Revenue Code, which
 (I) permits certain employee contributions to be withheld on a "salary deferral" basis, so that amounts deducted will not be included in the employee's income for Federal income tax purposes, (ii) allows employees to contribute up to 16% of their salary to the Plan, (iii) provides for payroll based employee stock ownership plan contributions ("PAYSOP"), and (iv) makes various other changes intended to give participants greater control and flexibility with respect to Plan investments.

 Loans to Participants - In June 1985, the loan provisions of the Plan were approved by the Internal Revenue Service and became effective. The amount of a loan is limited to one-half of the vested value of a participant's accounts, excluding PAYSOP and subject to a minimum and maximum loan amount as well as limitations based on salary level. As the loan is repaid, all principal and interest payments will be credited to the participant's accounts, excluding PAYSOP, in the same proportions as the contributions then being made on behalf of the participant. If no contributions are then being made, the loan repayments will be invested in accordance with the participant's most recent investment election, unless he or she directs otherwise to the extent permitted by the Plan. Participants' loans, which are secured by the participants' individual account balances, bear a fixed rate of interest set by the Plan Administrator based on interest rates then being charged on similar loans, and are repayable over periods not exceeding five years, except loans relating to a principal residence, in which case the term of the loan
 shall not exceed fifteen years.   The loans bear interest ranging from 5.5%
 to 10.5%. The number of loans outstanding at December 31, 1994 and 1993 was 1,951 and 1,824, respectively.

                    UNION PACIFIC CORPORATION THRIFT PLAN

 Participant Accounts - Aggregate monthly employee and Company contributions, may be invested entirely in the Company Stock Fund (Company Stock), Equity Index Fund (Equity Index), Fixed Income Fund (Fixed Income), Wellington, U.S. Growth, International Growth, or the Bond Index or any combination thereof, in multiples of 5% in accordance with separate elections by each employee. At December 31, 1994 and 1993, 5,290 and 5,319 members of the Plan held interests in 4,815 and 4,816 Company Stock accounts, 2,589 and 2,727 Equity Index accounts, 2,820 and 3,107 Fixed Income accounts, 999 and 732 Wellington accounts, 514 and 345 U.S. Growth accounts, 1,072 and 659 International Growth accounts, and 359 and 321 Bond Index accounts, respectively. In addition, 3,452 and 3,526 members held interests in PAYSOP accounts at December 31, 1994 and 1993, respectively.

 Participants' Plan accounts are maintained on a unit basis. Under this method, an employee's account value is expressed in units of participation, representing an undivided interest in the underlying assets and income of the Fund. The purchase or redemption price of the units is determined daily by the Trustee, based on the current market values, or contract value in the case of Guaranteed Investment Contracts (GICs), of the underlying assets of the Fund. The number of units at December 31, 1994 and 1993, and the unit values at the end of each quarter within the year then ended were as follows:


                                            1994        1993
                                            ----        ----
 COMPANY STOCK
   Number of Units......................  10,435,566  8,016,498

   Unit Value -December 31..............  $     9.78  $   13.40

              -September 30.............       11.47      13.37

              -June 30..................       12.11      13.05

              -March 31.................       12.14      12.97

 EQUITY INDEX
   Number of Units......................   4,175,732  4,221,765

   Unit Value -December 31..............  $    11.92  $   12.17

              -September 30.............       12.10      12.02

              -June 30..................       11.60      11.78

              -March 31................        11.62      11.79

 FIXED INCOME
   Number of Units......................   7,461,201  8,506,960

   Unit Value -December 31..............  $    10.08  $   10.51

              -September 30.............       10.15      10.55

              -June 30..................       10.19      10.54

              -March 31.................       10.30      10.55

 PAYSOP
   Number of Units......................     588,917    598,255

   Unit Value -December 31..............  $     9.78  $   13.40

              -September 30.............       11.47      13.37

              -June 30..................       12.11      13.05

              -March 31.................       12.14      12.97



                    UNION PACIFIC CORPORATION THRIFT PLAN

                 NOTES TO FINANCIAL STATEMENTS--(Continued)


                                             1994         1993
                                             ----         ----
 WELLINGTON
   Number of Units......................    669,361     550,618

   Unit Value -December 31..............  $   19.39   $   20.40

              -September 30.............      19.97       20.69

              -June 30..................      19.51       20.31

              -March 31.................      19.42       19.95

 U.S. GROWTH
   Number of Units......................    292,773     223,697

   Unit Value -December 31..............  $   15.33   $   14.93

              -September 30.............      15.25       14.65

              -June 30..................      14.58       14.56

              -March 31.................      14.51       14.90


 INTERNATIONAL GROWTH
   Number of Units......................  1,187,839     872,368

   Unit Value -December 31..............  $   13.43   $   13.51

              -September 30.............      13.97       12.11

              -June 30..................      13.54       10.88

              -March 31.................      13.27       10.14

 BOND INDEX
   Number of Units......................    228,489     246,796

   Unit Value -December 31..............  $    9.17   $   10.06

              -September 30.............       9.28       10.34

              -June 30..................       9.39       10.22

              -March 31.................       9.64       10.11



 Vesting - Vesting is based exclusively upon years of service. Participants at all times have a 100% vested interest in their voluntary contributions plus actual earnings thereon and their PAYSOP account. A participant's vested interest in the portion of his/her account derived from Company contributions increases 25% every year, after two years of credited service, to 100% vested after five years of credited service. A participant's interest in the Company's contributions will also become 100% vested if while employed by the Company, the participant reaches age 65, dies, or sustains a total and permanent disability.

 Payment of Benefits - A participant may elect to receive a final distribution under the Plan as either a cash lump sum distribution, or in monthly installments over a specified period of time not to exceed the lesser of ten calendar years or the life expectancy of the participant or the joint life expectancy of the participant and his/her beneficiary as prescribed in the Treasury Regulations. Final distributions of PAYSOP accounts must be lump sum distributions. For benefit payments equal to or less than $3,500, the Plan Administrator may direct the Trustee to make a lump sum payment to the participant or beneficiary. A participant has the option to receive the value of his/her PAYSOP account and the portion of his/her account invested in the Company Stock Fund in cash or in shares of such Company stock; in-kind distributions will be lump sum and any fractional shares will be distributed in cash.

 A withdrawal may be made by a participant from his/her account in accordance with the Plan's provisions.

                    UNION PACIFIC CORPORATION THRIFT PLAN

 Forfeitures - When certain terminations of participation in the Plan occur, the nonvested portion of a participant's account, as defined by the Plan, represents a potential forfeiture. Such potential forfeitures reduce subsequent Company contributions to the Plan. However, if upon reemployment the former participant fulfills certain requirements as defined in the Plan, the previously forfeited nonvested portion of the participant's account may be restored through Company contributions.

 Amounts summarized below represent Company contributions forfeited for the years ended December 31, 1994 and 1993:


                                                          1994     1993
                                                          ----     ----
 Company contributions forfeited...................     $27,659   $20,074

 Applied against current year contributions........      27,659    20,074
                                                        -------   -------

 Applied to reduce subsequent year contributions...     $    --   $    --
                                                        =======   =======


 Administrative Expenses - All costs of Plan administration are borne by the Company.

 2. Significant Accounting Policies - The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of the Employee Retirement Income Security Act of 1974 as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

 Investments are valued utilizing closing prices except for the investment in the GICs, which is valued at cost plus reinvested interest. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

 3. Investments - At December 31, 1994 and 1993 Plan investments were maintained in commingled funds of the Plan Trustees along with investments of another Company-administered Thrift Plan, within Master Trusts. Assets, liabilities, investment income, and security gains and losses are allocated monthly to the Plan based on its equity in the investments of the Master Trusts. At December 31, 1994 and 1993, the Plan held percentage interests in the Master Trusts of 84.5 and 83.5 in Company Stock (including PAYSOP), 64.9 and 66.0 in Equity Index, 61.0 and 64.1 in Fixed Income, 77.5 and 77.6 in the Loan Fund, 74.4 and 80.8 in Wellington, 73.9 and 77.7 in U.S. Growth, 74.5 and
 77.6 in International Growth, and 64.2 and 72.4 in Bond Index.

 The Plan provides for separate funds for the investment of contributions. Participants may designate into which fund or funds their contributions and the Company matching contributions are to be directed within specific limits. At December 31, 1994 and 1993, Company Stock and PAYSOP are invested primarily in Union Pacific Common Stock. Equity Index is invested in the Vanguard Index Trust 500 Portfolio Fund at December 31, 1994 and 1993, which is designed to closely track the investment performance of the Standard and Poor's 500 Composite Stock Index. At December 31, 1994 and 1993, Fixed Income is comprised of investments in GICs bearing interest at 6.92% to 9.50% and 8.90% to 9.65%, respectively. GICs are held with insurance companies rated at least A-1 by Standard & Poors. The maturities of these GICs are generally not longer than five years and their principal and interest are unconditionally guaranteed by the respective insurance companies. At December 31, 1994 and 1993, Fixed Income is also comprised of the Vanguard Fixed Income Securities Fund Short-Term Corporate Portfolio which is composed of Class A corporate bonds. As the GICs expire, the proceeds will be reinvested by Vanguard in new

                    UNION PACIFIC CORPORATION THRIFT PLAN

 GICs, Bank Investment Contracts, or the Vanguard Fixed Income Securities Fund Short-Term Corporate Portfolio. Wellington is invested in the Vanguard/Wellington Fund at December 31, 1994, which is composed of common stocks and fixed-income securities. At December 31, 1994, U.S. Growth is invested in Vanguard U.S. Growth Portfolio which is composed of established U.S. growth stocks. International Growth is invested in the Vanguard International Growth Portfolio at December 31, 1994, which is composed of foreign common stocks with high growth potential. At December 31, 1994, Bond Index is invested in the Vanguard Bond Index Fund which is designed to closely track the investment performance of the Salomon Brothers Broad Investment-Grade Bond Index.

 4. Plan Amendments - Effective August 1, 1994, the Plan was amended to allow each Participant to make daily elections to change his/her investment elections, transfer all or a portion of his/her interest in any Investment Fund, and/or elect to increase, reduce or totally suspend contributions being made. Effective April 1, 1993, the Plan was amended to provide that the account of a participant who cannot be located is forfeited and used to reduce Company match contributions to the Plan, pending reinstatement upon location. The Plan was amended and restated to reflect changes in the law, including those resulting from the Tax Reform Act of 1986. These amendments were approved by the Named Fiduciary - Plan Investments pursuant to a delegation of authority from the Company's Board of Directors.

 5. Federal Income Taxes - The Company has received a letter of determination from the Internal Revenue Service dated April 18, 1995, and the Plan Administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with section 401(a) of the Internal Revenue Code of 1986, as amended.

 Inasmuch as it is the opinion of Management that the Plan is qualified, employees participating in the Plan are not taxed on Company contributions made on their behalf, on employee contributions made on a pre-tax basis, on earnings on such Company contributions or pre-tax employee contributions, or on earnings on after-tax employee contributions, until any such amounts are distributed. In addition, no provision for Federal income taxes has been made in the financial statements.

 6. Plan Termination - Although the Plan is intended to be continued by the Company, the Company reserves the right to amend or terminate the Plan. In the event of a Plan termination or partial termination, or the Company permanently ceases to make contributions, all invested amounts shall immediately vest and be nonforfeitable. All funds shall continue to be held for distribution as provided in the Plan.